Exhibit 99.1

PetroLogistics LP Declares Prorated Cash Distribution and Announces Financial Results for Second Quarter 2012

HOUSTON, Texas, July 26, 2012 /PRNewswire — PetroLogistics LP (NYSE: PDH) (the “Partnership”), the owner and operator of the only U.S. propane dehydrogenation facility producing propylene from propane, today declared a prorated cash distribution and reported financial results for the second quarter of 2012.

The cash distribution is the first paid by the Partnership since its initial public offering in May of this year. The declared distribution of 26 cents per common unit (45 cents per common unit on a full-quarter basis) has been prorated for the portion of the quarter from the date of the closing of the initial public offering on May 9, 2012 to June 30, 2012.

Total sales in the second quarter were $193.8 million, with propylene sales contributing $188.9 million. The net loss for the quarter was $37.8 million. The Partnership’s reported results include certain items that impact comparability of financial results between reporting periods. Excluding the impact of these items, the Partnership’s adjusted net income was $64.4 million.

Cash available for distribution totaled $62.7 million for the second quarter of 2012. Adjusted net income and cash available for distribution are non-GAAP financial measures. Please see “Non-GAAP Financial Measures” included later in this release for reconciliations of these Non-GAAP Financial Measures to the most directly comparable GAAP measures.

“Against the backdrop of a significant decrease in commodity prices in the second half of our first quarter as a public company, the continuing strong fundamentals of propylene production via propane dehydrogenation enabled us to provide a healthy cash distribution to unitholders,” said David Lumpkins, Executive Chairman of PetroLogistics. “Our low-cost feedstock position, advantageous location, and state of the art process technology provide the company a unique competitive advantage in the production of propylene.”

“Our plant ran well during the second quarter following maintenance early in the quarter prior to our initial public offering,” said Nathan Ticatch, President and Chief Executive Officer. “The production facility’s capacity utilization was 89.4 percent for the entire second quarter of 2012, and 94.0 percent in the period following the offering through June 30, 2012.”

Operations

The Partnership produced 324 million pounds of propylene and sold 310 million pounds of propylene during the second quarter of 2012. The average polymer grade propylene benchmark price was 65.7 cents per pound. The Partnership recognized propylene sales of $188.9 million and total sales of $193.8 million during the second quarter.

Cost of sales was $121.3 million for the second quarter of 2012. The primary component of cost of sales is the propane feedstock, which represented approximately 76% of total production costs for the second quarter of 2012. The average propane price for the quarter was 97.5 cents per gallon.

For the second quarter of 2012, the Partnership had a gross profit of $72.5 million, and the propane-to-propylene spread(1) was 37.9 cents per pound for the same period.

(1)  Propane-to-propylene spread is calculated as (PGP Contract Benchmark Price (cents per pound) — 1.2*(Propane Price (cents per gallon)/4.2)). This calculation assumes that it takes approximately 1.2 pounds of propane to make 1.0 pounds of propylene and one gallon of propane weighs approximately 4.2 pounds.

Distribution

The Partnership announced its prorated second quarter 2012 distribution of 26 cents per common unit, which will be paid on August 14, 2012, to unitholders of record on August 6, 2012. The distribution has been prorated for the portion of the quarter from the date of the closing of the initial public offering on May 9, 2012 to June 30, 2012. The distribution for the full quarter, before being prorated, would have been 45 cents per common unit.

Calculation of Prorated Distribution	$ MM	$/unit
Cash available for distribution for the full quarter ended June 30, 2012	$62.7	$0.45
Divided by total days in the quarter	÷ 91
Multiplied by days post close of the IPO (May 9- June 30)	x 53
Prorated cash available for distribution after IPO	$36.5	$0.26

Conference Call Details

The 2012 second quarter conference call will be held on Thursday, July 26, 2012 at 5 p.m. EDT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (800) 706-7741 or (617) 614-3471 and entering pass code 27323537. An audio webcast of the call will be available at www.petrologistics.com within the Investor Relations portion of the site under the Presentations section. A replay will be available by audio webcast and teleconference from 12:00 p.m. EDT on July 27 through 12:00 a.m. EDT on August 2, 2012. The replay teleconference will be available by dialing (888) 286-8010 or (617) 801-6888 and the reservation number 65190985.

About PetroLogistics LP

PetroLogistics LP is a limited partnership, which owns and operates the only U.S. propane dehydrogenation facility producing propylene from propane. The Partnership’s headquarters and operations are located in Houston, Texas.

For more information, please contact investor@petrologistics.com or (855) 840-7140.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the fiscal period ended June 30, 2012 may constitute “forward-looking statements.”  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the volatile nature of our business and the variable nature of our distributions; the ability of our general partner to modify or revoke our distribution policy at any time; our ability to forecast our future financial condition or results of operations and our future sales and expenses; the cyclical nature of our business; intense competition from other propylene producers; our reliance on propane that we purchase from Enterprise Products Operating LLC; our reliance on other third-party suppliers; the supply and price levels of propane and propylene; the risk of a material decline in production at our propane dehydrogenation facility;  potential operating hazards from accidents, fire, severe weather, floods or other natural disasters; the risk associated with governmental policies affecting the petrochemical industry; capital expenditures and potential liabilities arising from environmental laws and regulations; our potential inability to obtain or renew permits;  existing and proposed environmental laws and regulations, including those relating to climate change, alternative energy or fuel sources, and on the end-use and application of propylene; new regulations concerning the transportation of hazardous chemicals, risks of terrorism and the security of propane processing facilities; our lack of asset diversification; our dependence on significant customers;  our ability to comply with employee safety laws and regulations; potential disruptions in the global or U.S. capital and credit markets; our potential inability to successfully implement our business strategies, including the completion of significant capital expenditure projects;  additional risks, compliance costs and liabilities from expansions or acquisitions; our reliance on certain members of our senior management team and other key personnel of our general partner; the potential development of integrated propylene facilities by our current customers, displacing us as suppliers;  the potential shortage of skilled labor or loss of key personnel; our ability to continue to license the technology used in our operations; our ability to secure appropriate and adequate debt facilities at a reasonable cost of capital; restrictions in our debt agreements; the dependence on our subsidiary for cash to meet our debt obligations; our limited operating history; potential increases in costs and distraction of management resulting from the requirements of being a publicly traded partnership; exemptions we will rely on in connection with NYSE corporate governance requirements; risks relating to evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; control of our general partner by our sponsors, and the limitations on the fiduciary duties owed by our general partner which are included in the partnership agreement; and changes in our treatment as a partnership for U.S. income or state tax purposes.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission, including our prospectus dated May 3, 2012, as filed with the SEC on May 7, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Petrologistics LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted):

The following tables summarize the financial data and key operating statistics for the Partnership for the three months ended June 30, 2012 and 2011. Select balance sheet data is as of June 30, 2012 and December 31, 2011.

	Three Months Ended
	June 30,
	2012	2011
	($ in millions)
	(unaudited)

Operational Data

Propylene produced (thousand pounds)	324,168	220,997

Propylene sold (thousand pounds)	310,085	223,045

Propane-to-propylene spread (cents per pound)	37.9	46.2

Consolidated Statement of Operations Data:
Sales	$193.8	$196.4

Cost of sales*	121.3	127.6

Gross profit	72.5	68.8

General and administrative expense	2.1	2.5

Equity-based compensation expense (general and administrative)	43.5	12.9

Management fee (1)	0.2	0.5

Unrealized loss on derivatives	32.2	—

Realized loss on derivatives (2)	25.6	—

Operating income (loss)	(31.1)	52.9

Interest expense, net	(7.3)	(4.6)

Net income (loss) before income tax expense	(38.4)	48.3

Income tax benefit (expense)	0.6	(0.7)

Net income (loss)	$(37.8)	$47.6

Adjusted net income	$64.4	$61.0

* Amounts shown are inclusive of depreciation and amortization of $8.3 million and $7.9 million and equity-based compensation expense of $0.7 million and $0.1 million for second quarters of 2012 and 2011, respectively,

Non-GAAP Measures

To supplement the financial information presented in accordance with GAAP, additional measures are used that are known as “non-GAAP financial measures” in the evaluation of past performance and prospects for the future. These measures include adjusted EBITDA and adjusted net income. The presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about operating performance and ability to generate and cash available for distribution, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing results of operations. These measures may exclude, for example, (i) the mark-to-market of derivative instruments that are related to underlying activities in another period or settled positions that are subject to the Omnibus Agreement, (ii) items that are not indicative of operating results and/or (iii) other items that we believe should be excluded in understanding operating performance. We have defined all such items as “Certain Items that Impact Comparability.” These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

	Three Months Ended
	June 30,
	2012	2011
	($ in millions)
	(unaudited)

Reconciliation of Net Income (Loss) to Adjusted Net Income (Excluding Certain Items) and to Adjusted EBITDA:

Net income (loss)	$(37.8)	$47.6

Equity-based compensation expense (3)	44.2	12.9

Management fee (1)	0.2	0.5

Unrealized loss on derivatives	32.2	—

Realized loss on derivatives (2)	25.6	—

Adjusted net income (excluding certain items)	$64.4	$61.0

Net income (loss)	$(37.8)	$47.6

Adjustments:

Interest expense	7.3	4.6

Income tax expense (benefit)	(0.6)	0.7

Depreciation, amortization and accretion	8.3	7.9

Equity-based compensation expense (3)	44.2	12.9

Unrealized loss on derivatives	32.2	—

Adjusted EBITDA (inclusive of realized losses on derivatives)	$53.6	$73.8

Plus: Realized loss on derivatives (2)	16.0	—

Adjusted EBITDA	$69.6	$73.8

	Three Months Ended
	30-Jun-12
	($ in millions)
	(unaudited)

Calculation of Prorated Cash Available for Distribution

Adjusted EBITDA (inclusive of realized losses on derivatives)	$53.6

Adjustments

Less: Debt service	(7.3)

Less: Non-cash expense reversals	(1.0)

Less: Capital expenditures exclusive of prefunded items	(2.0)

Less: Income tax reserve	(0.3)

Less: Reserve for catalyst turnaround	(5.9)

Plus: Total realized loss on derivatives (propane swaps) (2)	25.6

Cash available for distribution	$62.7	$0.45

Divided by total days in the quarter	91

Multiplied by days post close of the IPO (May 9- June 30)	53

Prorated Cash available for distribution after IPO (May 9 - June 30)	$36.5	$0.26

Common units outstanding for purposes of calculating distribution*	139,000,000

*Does not include non-vested units granted under our 2012 Long Term Incentive Plan.

Cash available for distribution is not a recognized term under GAAP.  The measure most directly comparable to cash available for distribution is cash provided by operating activities for which we have reconciled to Adjusted EBITDA, and in addition reconciled Adjusted EBITDA to net income.  Cash available for distribution should not be considered in isolation or as an alternative to net income (loss) or operating income.  Cash available for distribution as reported by the Partnership may not be comparable to similarly titled measures of other entities.

	As of June 30,	As of December 31,
	2012	2011
	($ in millions)
	(unaudited)

Balance Sheet Data:

Cash and cash equivalents	$43.1	$—

Working capital (4)	116.3	71.9

Total assets	778.8	741.5

Total debt	342.5	145.1

Partners’ capital	288.3	—

Net predecessor equity	—	544.8

	Three Months Ended
	June 30,
	2012	2011
	($ in millions)
	(unaudited)

Other Financial Data:
Cash flows provided by operating activities	$8.8	$52.3

Cash flows used in investing activities	(3.7)	(7.9)

Cash flows provided by (used in) financing activities	20.6	(44.4)

Net cash flow	$25.7	$—

Capital expenditures	$3.7	$7.9

Reconciliation of Cash Flows From Operating Activities to Adjusted EBITDA:
Cash provided by operating activities	$8.8	$52.3

Changes in assets and liabilities	38.0	17.0

Deferred income tax benefit	1.0	—

Income tax expense	(0.6)	0.7

Amortization of deferred financing costs	(0.9)	(0.8)

Interest expense	7.3	4.6

Adjusted EBITDA (before realized loss on derivatives)	$53.6	$73.8

Realized loss on derivatives (2)	16.0	—

Adjusted EBITDA	$69.6	$73.8

(1) Management fee consists of the expense incurred through our advisory services agreement with Lindsay Goldberg LLC. This agreement terminated upon the closing of the Initial Public Offering, and the amount outstanding at the time was waived by Lindsay Goldberg LLC.

(2) Effective May 9, 2012, pursuant to the Omnibus Agreement, to the extent that we make payments for the realized losses under the Propane Swaps, PL Manufacturing and the PL Manufacturing Members, through our General Partner, will be responsible for making quarterly capital contributions to us in an amount equal to the sum of all payments we make under such Propane Swaps during the applicable fiscal quarter or that we owe at the end of the quarter. The $16.0 million represents the amount we expect to be reimbursed for the period from the date of the completion of our IPO (May 9, 2012) to June 30, 2012. Excluded from adjusted EBITDA is $9.6 million for realized hedge losses incurred during the second quarter of 2012, prior to the effectiveness of the Omnibus Agreement. The total realized loss on derivatives for the second quarter of $25.6 million was added back for purposes of calculating adjusted net income and cash available for distribution. Pursuant to the Omnibus Agreement, the distribution to PL Manufacturing and the PL Manufacturing members will be reduced by $16.0 million.

(3) Expense for 2012 primarily includes $43.7 million in previously unrecognized non-cash compensation expense for outstanding pre-IPO equity awards that were granted to employees and management of our Predecessor and affiliated companies and borne by the original pre-IPO investors. These awards were granted starting in 2008 and became fully vested in conjunction with the closing of the IPO. There is no remaining expense to be recognized for these awards.

(4) Working capital is defined as current assets, including cash, less current liabilities, excluding the term loan and the fair value of derivative assets and liabilities

SOURCE: PetroLogistics LP